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                                                                  EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the supplementary consolidated financial statements dated November 2, 1999 included in Learn2.com, Inc.'s (formerly known as 7th Level, Inc.) Form 8-K for the years ended December 31, 1998 and 1997 and to all references to our Firm included in this registration statement filed on this Form S-8, registering 6,264,038 shares of Learn2.com, Inc.'s common stock.



                                                 /s/ ARTHUR ANDERSEN LLP
                                                 ------------------------------
                                                 ARTHUR ANDERSEN LLP

New York, New York
December 13, 1999